UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2007

DEVCON INTERNATIONAL CORP.

(Exact Name of Company as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive office)

Company’s telephone number, including area code (561) 208-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Entry into a Material Definitive Agreement

On August 16, 2007, Devcon International Corp. (the “Company”), entered into a Settlement Agreement and Release of Claims (the “Settlement Agreement”) pursuant to which, subject to the payment of the Settlement Amount set forth below, the Company resolved all claims against the Company set forth in the lawsuit (the “Lawsuit”) previously disclosed under the Caption “Series A Convertible Preferred Stockholder” in “Item 3—Legal Proceedings” of the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2007. Pursuant to the Settlement Agreement, on or before September 17, 2007, or at such other time mutually agreed to by the Parties (“Closing Date”), but in no event later than October 8, 2007, the Company will pay to one of the plaintiffs in the Lawsuit an amount equal to $7.1 million and all accrued interest since January 1, 2007 (the “Settlement Amount”) and the plaintiffs will return all shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”) held by them to the Company. In return, all parties to the Lawsuit entered into mutual releases releasing each other from any and all claims, which releases will be effective, respectively, upon payment of the Settlement Amount and the return of the Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: August 17, 2007	By:	/s/ Robert Farenhem
	Name: Title:	Robert Farenhem President